EXHIBIT-99.1

For Immediate Release

KIWIBOX.COM:

Active Memberships Continue to Accelerate at Kiwibox!
OPERATIONAL UPDATE FOR THE THIRD QUARTER 2015

NEW YORK – October 19, 2015 - Kiwibox.com ("Kiwibox"), [KIWB.OTCBB] is pleased to announce the activity and user development made during the third quarter ended September 30, 2015.

THIRD QUARTER OPERATIONAL HIGHLIGHTS OF KIWIBOX GROUP

•	Active Members – 4.69 Million as of September 30th, an increase of approximately 8 % over the 2nd quarter 2015

•	Unique Visitors – 5.4 Million in 3rd quarter 2015, an increase of approximately 8 % over the 2nd quarter 2015.

•	Page Impressions – 430.7 Million in 3rd quarter 2015, a slight decrease of approximately 7.5% from the 2nd quarter 2015.

•	Guestbook Entries – 151.4 Million as of September 30th, 2015, an increase of approximately 2% over the 2nd quarter 2015.

•	Blog Entries – 109.5 Million as of September 30th, an increase of approximately 3% from the 2nd quarter 2015.

•         Mobile Users – approximately, 510,000 at September 30th, an increase of approximately 10% from the 2nd quarter 2015.

Market Position

“Our social media’s market penetration continues to rely upon our innovations”, cited Andre Scholz, Kiwibox’s President and CEO, “where we strive to enhance our members’ experiences with our community”. “Showcasing events and member rendezvous at select venues”, observed Mr, Scholz, “represents a mere token of Kiwibox’s community appeal”. “Our members enjoy our interactive platforms where we blog, play games, chat and share pictures”, continued Andre, ”whether during a cross-town cab ride, at a downtown event party or on a date”. “As a social media company”, quipped Andre, “Kiwibox strives to deploy the tools necessary for our members to readily connect, communicate and party whether in the U.S.A. or worldwide”!

Technology Development

“To stay ahead in our marketplace”, stated Mr. Scholz, “the Kiwibox stationary device platform is now reinforced by multiple data centers, providing redundant security for our network”. “We anticipate rolling out our new super-charged Kiwibox Platform, turbo-charging the speed of our user experience and containing a new state-of-the-art, redesigned user interface”, Andre Scholz announced. “These new developments, including the release of Kiwibox’s new Android and IOS Apps for mobile devices”, Andre specified, “are targeted for launch before Christmas”.

About Kiwibox.com: Company History

Kiwibox.com was initially founded in 1999 to give teenagers a voice on the Internet and was a leader in the teen oriented world for several years. In August 2007, the company was bought by Magnitude Information Systems, Inc., a publicly listed company. In the first quarter of 2011, Kiwibox.com acquired Pixunity.de a photo blogging community. Kiwibox common shares are listed on the over-the-counter, Bulletin Board market under the symbol KIWB.OB.

 This press release contains certain statements relating to future results, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from either historical or anticipated results, depending on a variety of factors, which include but are not limited to, statements regarding the company's potential acquisitions, its ability to obtain financing for these acquisitions, its ability to integrate any acquisition into its business and operations and manage such processes, its ability to expand its membership, users and internet brand and its projected financial results. The company's actual results could differ materially from those predicted or implied and reported results should not be considered as an indication of future performance. Factors that could cause or contribute to such differences include, but are not limited to: the after effects of the global economic downturn, changes in political, business and economic conditions, including any conditions that affect ecommerce growth; fluctuations in foreign currency exchange rates; the company's ability to deal with the increasingly competitive ecommerce environment, including competition for its targeted internet audiences, potential advertisers and, in general, from other social networks; the company's need and ability to manage other regulatory, tax and litigation risks as its services become offered in more jurisdictions and applicable laws become more restrictive; any changes the company may make to its market approach and offerings; the company's ability to upgrade and develop its systems, infrastructure and user-member service capabilities at reasonable cost; and the company's ability to maintain site stability and performance on its site while adding new products and features in a timely fashion. The forward-looking statements in this release do not include the potential impact of any acquisitions or divestitures that may be announced and/or completed after the date hereof.

For more information please contact:

Andre Scholz, CEO
Phone: 1-347-836-4727
E-mail: ascholz@kiwiboxinc.com